CUSIP No. 000437E 102	SCHEDULE 13D	Page 21 of 22 Pages

EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the shares of the common stock of Accolade, Inc. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended. The undersigned hereby further agree that this Joint Filing Agreement be included as an exhibit to such statement and any amendments thereto executed by the undersigned shall be filed on behalf of each of the undersigned without the necessity of filing any additional Joint Filing Agreement. The undersigned acknowledge that each shall be responsible for the timely filing of the statement and such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate or incomplete. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Date: July 16, 2020	Accretive Care Holding Partnership

By: Accretive II GP, LLC, its general partner

	By:	/s/ J. Michael Cline
	Name:	J. Michael Cline
	Title:	Managing Member

Accretive Coinvestment Partners, LLC

By: Accretive Associates I, LLC, its managing member

	By:	/s/ J. Michael Cline
	Name:	J. Michael Cline
	Title:	Managing Member

Accretive II Coinvestment, L.P.

By: Accretive II GP, LLC, its general partner

	By:	/s/ J. Michael Cline
	Name:	J. Michael Cline
	Title:	Managing Member

Accretive II, L.P.

By: Accretive II GP, LLC, its general partner

	By:	/s/ J. Michael Cline
	Name:	J. Michael Cline
	Title:	Managing Member

Accretive Investors SBIC, L.P.

By: Accretive Associates SBIC, LLC, its general partner

CUSIP No. 000437E 102	SCHEDULE 13D	Page 2 2 of 22 Pages

By:	/s/ J. Michael Cline
Name:	J. Michael Cline
Title:	Managing Member

Accretive II GP, LLC

By:	/s/ J. Michael Cline
Name:	J. Michael Cline
Title:	Managing Member

Accretive Associates I, LLC

By:	/s/ J. Michael Cline
Name:	J. Michael Cline
Title:	Managing Member

Accretive Investors SBIC, LLC

By:	/s/ J. Michael Cline
Name:	J. Michael Cline
Title:	Managing Member

/s/ J. Michael Cline
J. Michael Cline

/s/ Edgar Bronfman, Jr.
Edgar Bronfman, Jr.